UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TERAYON COMMUNICATION SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Attached below is a letter, dated May 15, 2007, from Terayon Communication Systems, Inc. to its stockholders. The letter will be mailed to stockholders on or about May 15, 2007.

May 15, 2007
Dear Terayon Stockholders:
Terayon Communication Systems, Inc. and Motorola, Inc. have agreed to a transaction in which Motorola, Inc. would acquire all of the outstanding shares of Terayon common stock for $1.80 per share in cash.
The pending transaction has been approved unanimously by Terayon’s Board of Directors. Once the transaction is approved by our stockholders, we have obtained the necessary regulatory clearances and all other closing conditions have been satisfied, we expect the transaction to be completed in the second or third quarter of 2007.
Naturally, we want to communicate with you about this important transaction, and a few questions and answers are included on the reverse side of this letter. On May 11, 2007, we filed a preliminary proxy statement with the Securities and Exchange Commission and, in due course, a definitive proxy statement will be filed and mailed directly to you together with a proxy card and voting instructions. When you receive the materials, we will be happy to answer any questions you may have.
The proxy statement will contain important information, which you are urged to review carefully. After you have had an opportunity to review the proxy statement, to consult with your financial advisor, and to ask whatever questions you may have about the transaction, you will be asked to vote on the proposed transaction.
On behalf of Terayon, I want to thank you for your continued confidence in our people, products and future service. Pending completion of the acquisition, we remain focused on our deliverables and objectives and will continue to add value to our company and our products. I encourage you to visit our website at www.terayon.com to keep abreast of the latest updates.
Sincerely,
/s/ Jerry D. Chase
Jerry D. Chase
Chief Executive Officer
2450 Walsh Avenue
Santa Clara, California 95051
408.235.5500
408.727.6204
www.terayon.com

Commonly Asked Questions and Answers about the Proposed Merger and
Special Meeting of Stockholders of Terayon Communication Systems, Inc.
The following is provided for your convenience and briefly addresses some commonly asked questions about the proposed merger with Motorola, Inc. and special meeting of Terayon stockholders. You should carefully read our proxy statement when you receive it in the mail.
Q:	What will Terayon stockholders be asked to vote on?
A:	You will be asked to consider and adopt a merger agreement and approve a merger, the result of which is that Motorola will acquire Terayon. After the merger, Terayon will become a wholly owned subsidiary of Motorola.
Q:	What will Terayon stockholders receive in the merger? What does Terayon’s Board of Directors recommend?
A:	In the merger, each issued and outstanding share of common stock of Terayon will be converted into the right to receive $1.80 in cash, without interest and less any required withholding tax (subject to the right of stockholders to seek appraisal of their shares under Delaware law). Terayon’s Board of Directors unanimously recommends that Terayon stockholders vote “FOR” the adoption of the merger agreement and approval of the merger.
Q:	When will the merger be completed and when will Terayon stockholders receive payment for their shares?
A:	We are working to complete the merger as quickly as possible and currently expect it will be completed in the second or third quarter of 2007, at which time you will receive payment for your shares (if you are a stockholder of record, you will have to surrender your stock certificate, along with a duly completed letter of transmittal, in order to receive payment). However, the merger cannot be completed without first receiving the approval of Terayon stockholders, clearance by various regulatory authorities and satisfaction of a number of other closing conditions.
Q:	When and where is the special meeting of stockholders to consider and act on the proposed merger? What happens if you do not vote on the merger?
A:	The date and location of the special meeting of stockholders will be announced in the near future and listed in a Notice of Meeting to be mailed directly to you along with the proxy statement. If you do not vote or if you abstain from voting on the merger, your actions will have the same effect as voting against the merger.
Q:	What do Terayon stockholders need to do now?
A:	You do not need to do anything now. Instead, you should simply wait to receive your proxy statement. Upon receipt, we urge you to read the proxy statement carefully and consider how the merger affects you. Also, at that time, you should ask whatever questions you may have about the merger. Then, you should cast your vote promptly to ensure that your wishes are reflected in the vote on the merger at the special meeting.
Q:	Who can be contacted with questions?
A:	If you have questions with respect to the proposed merger, you can contact MacKenzie Partners, which is assisting Terayon in connection with the proposed merger, toll-free at 1-800-322-2885.
Important Legal Information
Terayon Communication Systems, Inc. (“Terayon”) has filed a preliminary proxy statement and other documents, and intends to file a definitive proxy statement and other documents, regarding the proposed acquisition of Terayon by Motorola with the Securities and Exchange Commission (“SEC”). TERAYON’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TERAYON, MOTOROLA AND THE PROPOSED TRANSACTION. Stockholders may obtain free copies of the definitive proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov and at Terayon’s website at www.terayon.com. In addition, stockholders may obtain free copies of the definitive proxy statement (when it becomes available) by written request, directed to Mark A. Richman, Chief Financial Officer, c/o Terayon Communications Systems, Inc., 2450 Walsh Avenue, Santa Clara, California 95051, or by calling (408) 235-5500. Terayon and its directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in Terayon of its directors and executive officers is set forth in an amendment to Terayon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on April 30, 2007. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC.
Use of Forward-Looking Statements
Statements in this letter about completion of the acquisition are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may prevent the acquisition from being completed as anticipated, including, without limitation, the risk that we are unable to obtain the stockholder and regulatory approvals required for the proposed transaction, or to do so in a timely manner; that we are unable to complete all closing conditions required for the proposed transaction. Terayon disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.